Exhibit 99.1

VCAT Reports Results for the Three and Nine Months

Ended March 31, 2005

San Diego, California, May 12, 2005 – Venture Catalyst Incorporated (“VCAT”) (OTCBB: VCAT), today reported operating results for the three and nine months ended March 31, 2005.

Three Months Ended March 31, 2005 Results

VCAT reported net income for the three months ended March 31, 2005, of $29,000 or nil per share. This compares with a net loss of $266,000, or $0.04 loss per share, for the three months ended March 31, 2004.

Revenues for the three months ended March 31, 2005 were $2,168,000, as compared to $2,027,000 during the three months ended March 31, 2004. Revenues from consulting services in the current period were $1,826,000, compared to $1,752,000 earned during the same period in the prior year. Revenues from software products and related services in the current period were $342,000, as compared to $276,000 in the same period last year.

Costs of revenues were $928,000 during the three months ended March 31, 2005, as compared to $1,348,000 during the three months ended March 31, 2004.

Operating expenses, consisting of general and administrative, sales and marketing and research and development, were $1,185,000 during the three months ended March 31, 2005, compared to $682,000 during the three months ended March 31, 2004.

Other income was $18,000 during the three months ended March 31, 2005. During the three months ended March 31, 2004, other expense was $264,000.

For the three months ended March 31, 2005, VCAT recorded a provision for income taxes of $44,000. VCAT did not record income tax expense for the three months ended March 31, 2004.

Nine Months Ended March 31, 2005 Results

VCAT reported a net loss for the nine months ended March 31, 2005, of $41,000 or $0.01 loss per share. This compares with a net loss of $351,000, or $0.05 loss per share, for the nine months ended March 31, 2004.

Revenues for the nine months ended March 31, 2005 were $5,656,000, as compared to $5,932,000 during the nine months ended March 31, 2004. Revenues from consulting services in the current period were $5,228,000, compared to $5,605,000 earned during the same period in the prior year. Revenues from software products and related services in the current period were $429,000, as compared to $327,000 in the same period last year.

Costs of revenues were $2,841,000 during the nine months ended March 31, 2005, as compared to $3,209,000 during the nine months ended March 31, 2004.

Operating expenses, consisting of general and administrative, sales and marketing and research and development, were $2,982,000 during the nine months ended March 31, 2005 compared to $2,306,000 during the nine months ended March 31, 2004.

Other income was $60,000 during the nine months ended March 31, 2005. Other expense was $769,000 during the nine months ended March 31, 2004.

For the nine months ended March 31, 2005, VCAT recorded an income tax benefit of $65,000. VCAT did not record an income tax benefit for the nine months ended March 31, 2004.

As of March 31, 2005, VCAT’s unrestricted cash and cash equivalents balance was $3,622,000.

About Venture Catalyst Incorporated

VCAT is a provider of consulting services and technology in the gaming and hospitality market. VCAT is headquartered in San Diego, California and has offices in Las Vegas, Nevada. For more information, please contact Andrew Laub for investor relations at (619) 330-4000 or ir@vcat.com.

VENTURE CATALYST INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31,

(unaudited)

	2005	2004
Revenues:
Consulting services	$1,825,843	$1,751,600
Software products and related services	341,668	275,824

Total revenues	2,167,511	2,027,424
Cost of revenues:
Consulting services	636,273	630,069
Software products and related services	291,503	717,762

Total cost of revenues	927,776	1,347,831

Gross profit	1,239,735	679,593

Operating expenses:
General and administrative	1,024,301	539,643
Sales and marketing	136,978	128,426
Research and development	23,472	13,477

Total operating expenses	1,184,751	681,546

Operating profit (loss)	54,984	(1,953)

Other income (expense):
Interest income	17,780	13,947
Interest expense	—	(277,586)
Other losses	—	(523)

Other income (expense), net	17,780	(264,162)

Net income (loss) before income tax provision	72,764	(266,115)
Provision for income taxes	44,000	—

Net income (loss)	$28,764	$(266,115)

Basic and diluted income (loss) per share:
Net income (loss) per share—basic and diluted	$.00	$(.04)

Weighted average common shares outstanding
Basic	7,206,598	7,206,598

Diluted	7,332,028	7,206,598

VENTURE CATALYST INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Nine Months Ended March 31,

(unaudited)

	2005	2004
Revenues:
Consulting services	$5,227,843	$5,605,400
Software products and related services	428,639	326,522

Total revenues	5,656,482	5,931,922
Cost of revenues:
Consulting services	1,826,603	1,932,328
Software products and related services	1,014,016	1,276,187

Total cost of revenues	2,840,619	3,208,515

Gross profit	2,815,863	2,723,407

Operating expenses:
General and administrative	2,424,316	1,808,551
Sales and marketing	509,436	457,988
Research and development	48,447	39,207

Total operating expenses	2,982,199	2,305,746

Operating (loss) profit	(166,336)	417,661

Other income (expense):
Interest income	43,798	41,991
Interest expense	—	(810,547)
Other gains (losses)	16,606	(523)

Other income (expense)	60,404	(769,079)

Net loss before income tax benefit	(105,932)	(351,418)
Income tax benefit	65,000	—

Net loss	$(40,932)	$(351,418)

Basic and diluted loss per share:
Net loss per share—basic and diluted	$(.01)	$(.05)

Weighted average common shares outstanding
Basic and diluted	7,206,598	7,206,598